 POWER OF ATTORNEY                         Exhibit 24

    KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned does hereby constitute and appoint each of Wenyu T. Blanchard and Jake C. Blavat the true and lawful agents and attorneys-in-fact of the undersigned, with respect to all matters arising in connection with the undersigned's reporting obligations under
 Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") as
 amended, and related rules and regulations, with full power and authority to execute and deliver for and on behalf of the undersigned all Securities and Exchange
 Commission Forms 3, 4, 5 and other documents in connection therewith regarding
 Alliant Energy Corporation, Interstate Power and Light Company, and Wisconsin
 Power and Light Company (collectively, the "Company") securities, as each of said agents and attorneys-in-fact may deem advisable.  The undersigned hereby gives each of said agents and attorneys-in-fact full power and authority to act in the premises, and hereby ratifies and confirms all that each of said agents and attorneys
 -in-fact may do by virtue hereof.

    The undersigned acknowledges that each attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with the Exchange Act.  The undersigned agrees to defend and hold harmless each attorney-in-fact from and against any and all loss, damage or liability that such attorney-in-fact may sustain as a result of any action taken in good faith hereunder.

    This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file documents with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in writing or by executing a new Power of Attorney.

    IN WITNESS WHEREOF, I have executed this Power of Attorney on this
6th day of February, 2017.

                            /s/ James H. Gallegos
                            James H. Gallegos